                                                                   Exhibit 10.26


                             MediQual Systems, Inc.
                                 Stay Agreement
                                  July 14, 1995



TO:______________________

      I have been duly authorized by the MediQual (the "Company") Board of Directors to offer you a collection of incentives designed to encourage your continued employment and active involvement in the Company's business. This letter constitutes a formal Stay Agreement, meaning that the guarantees herein are backed by the full faith and credit of the Company and shall be defined, for settlement purposes, as equal in seniority to the Company's regular payroll liabilities (which are more senior than any obligations to stockholders).

      Should you elect to remain at MediQual, you will be extended the following additional benefits, collectively the Stay Agreement provisions, as stated below.

      1. Employment, and related base salary and benefits, shall be guaranteed through January 3, 1996.

      2. Employment beyond January 3, 1996 shall be guaranteed, in the form of a severance benefit, to the extent of the cash equivalent of twelve months of base salary payable in full at the departure date for any termination reason from the Company other than a voluntary departure. A termination induced by a base salary reduction, a significant change of duties or responsibilities, or relocation of the place of work more than twenty-five miles from 1900 West Park Drive, or a significant deterioration of working conditions shall be deemed to be non-voluntary for the purposes of this severance benefit.

      3. Bonuses for 1995 performance (as previously defined in the Company's employee policy manual) shall be guaranteed at the 100%, or maximum, level and fully paid in cash on January 3, 1996.

      4. All Stock Options previously granted pursuant to the Company's Stock Option Plan shall be deemed to be fully vested as of January 3, 1996.

By your signature below you indicate that you understand these incentives and that it is your stated intention to remain at MediQual at least until January 3, 1996. Should you change your mind and voluntarily depart prior to this date, you forfeit any and all claim to any Stay Agreement provisions.



___________________________________        ___________________________
For MediQual Systems, Inc.
Eric Kriss, Chief Executive Officer